                                                                    EXHIBIT 10.1




R2 INVESTMENTS, LDC                             STANFIELD CAPITAL PARTNERS LLC

                                  June 21, 2005

INTERMET Corporation
5445 Corporate Drive, Suite 200
Troy, Michigan  48098
Attention:  Gary F. Ruff
            President and Chief Executive Officer

Ladies and Gentlemen:

         The undersigned, on behalf of one or more of their related or associated entities to be designated by them (collectively, the "Initial Committed Purchasers"), in accordance with the terms and subject to the conditions set forth in this commitment letter and the restructuring term sheet attached hereto as Annex "A" (the "Term Sheet"), the terms and conditions of which are incorporated by reference herein (collectively, the "Commitment Letter"), are pleased to provide, on a standby basis:

         (a) a commitment to INTERMET Corporation ("Intermet") to purchase 7,500,000 shares of the common stock (the "New Common Stock") of Reorganized Intermet, at a purchase price of $10.00 per share, in accordance with the terms and subject to the conditions set forth in the Term Sheet opposite the caption "Private Placement Purchase Agreement" (the "Private Placement Backstop Investment"); and

         (b) a commitment to Intermet to purchase the Cash-Out Shares, at a purchase price of $10.00 per share, in accordance with the terms and subject to the conditions set forth in the Term Sheet opposite the captions "Cash-Out Purchase Agreement" and "Unsecured Claims" (the "Cash-Out Backstop Investment" and, together with the Private Placement Backstop Investment, the "Backstop Investment").

         Capitalized terms used in this Commitment Letter and not defined herein shall have the meanings assigned to such terms in the Term Sheet.

         The proceeds of the Backstop Investment are to be used by the Reorganized Company for general working capital and corporate purposes and to make certain specified payments in connection with and to facilitate the consummation of a plan of reorganization (the "Plan") that shall be filed by the Company with the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Bankruptcy Court"), in connection with the Company's chapter 11 proceedings (the "Chapter 11 Cases") initiated pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code"). The Plan shall be in form and substance consistent with the terms and conditions of this Commitment Letter.

         The Initial Committed Purchasers are willing to provide the Backstop Investment, on a several but not joint basis, to Reorganized Intermet, substantially on the terms and conditions set forth in this Commitment Letter.


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Intermet Corporation
June 21, 2005
Page 2

         The aggregate purchase price (the "Purchase Price") for the foregoing shares of New Common Stock will be payable in cash, by wire transfer of immediately available funds, to Reorganized Intermet on the Effective Date.

         In accordance with the terms and subject to the conditions set forth in this Commitment Letter:

         (a) R2 Investments, LDC, on behalf of one or more of its related or associated entities to be designated by it (collectively, "R2 Investments"), shall be obligated to purchase 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Private Placement Backstop Investment, and 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Cash-Out Backstop Investment; and

         (b) Stanfield Capital Partners, on behalf of one or more of its related or associated entities to be designated by it (collectively, "Stanfield Capital"), shall be obligated to purchase 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Private Placement Backstop Investment, and 50% of the shares of New Common Stock issued by Reorganized Intermet in connection with the Cash-Out Backstop Investment.

         Neither of the Initial Committed Purchasers shall be obligated to pay or fund any part of the other Initial Committed Purchaser's portion of the Purchase Price.

         Set forth in detail in the Term Sheet are: (a) the conditions precedent to the obligations of the Initial Committed Purchasers to make the Backstop Investment; and (b) the provisions relating to the obligation of Intermet to pay the Commitment Amount and the Reimbursable Expenses.

         Each of the Initial Committed Purchaser's commitment to make the Backstop Investment is subject to, among other things, the satisfaction (or the written waiver by each of the Initial Committed Purchasers) of the conditions precedent set forth in the Term Sheet opposite the caption "Initial Committed Purchasers Conditions Precedent".

         The definitive investment documents, including, without limitation, the Restructuring Documents (collectively, the "Definitive Investment Documents") shall contain representations, warranties, and covenants customarily included in subscription and related agreements for similar standby underwriting investments or financings.

         On the Effective Date, Reorganized Intermet and the Initial Committed Purchasers shall enter into the Registration Rights Agreement. A summary of the terms and conditions of the Registration Rights Agreement is set forth on Annex "B" to this Commitment Letter.

         On the Effective Date, Reorganized Intermet will complete the Key Employees Rights Offering, in connection with which the Key Employees shall be afforded the opportunity to purchase, on a pro rata basis, up to 181,249 shares of New Common Stock, at a purchase price of $10.00 per share. The names of the Key Employees and the number of shares of New Common


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Intermet Corporation
June 21, 2005
Page 3

Stock that may be purchased by each Key Employee are set forth on Annex "C" to this Commitment Letter.

         Upon reasonable notice and during normal business hours, Intermet will afford the Initial Committed Purchasers and their counsel, accountants and other representatives (collectively, the "Representatives") full and complete access to the books, records and properties of the Company and the opportunity to discuss the business, affairs and finances of the Company with the officers, employees, accountants, attorneys and representatives of the Company in order to enable the Initial Committed Purchasers and their Representatives to make such investigations of the Company and its business as they deem reasonably appropriate. Intermet agrees that it will cause the officers and employees of the Company, and will request their respective legal counsel and accountants, to cooperate so that the Initial Committed Purchasers can complete such review, including promptly disclosing to the Initial Committed Purchasers any material facts known to such parties which have resulted in, or could be expected to result in, a Material Adverse Change.

         Excluding any Indemnity Claim (as defined herein) arising solely from an Indemnified Party's (as defined herein) breach of this Commitment Letter or breach of any other agreements between an Indemnified Party and Intermet, or among an Indemnified Party and the Reorganized Company, Intermet agrees to indemnify and hold harmless the Initial Committed Purchasers and their respective affiliates, directors, officers, partners, members, employees, attorneys, agents and assignees (including affiliates thereof) (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses to which such Indemnified Party may become subject (each an "Indemnity Claim"), insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Commitment Letter or the proceeds of the Backstop Investment, and Intermet agrees to reimburse (on an as incurred monthly basis) each Indemnified Party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which such indemnified expenses arise), but excluding therefrom all losses, claims, damages, liabilities and expenses that are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. In the event of any litigation or dispute involving this Commitment Letter, the Initial Committed Purchasers shall not be responsible or liable to Intermet or any other person or entity for any special, indirect, consequential, incidental or punitive damages. The obligations of Intermet under this paragraph (the "Indemnification Obligations") shall remain effective whether or not any of the transactions contemplated in this Commitment Letter are consummated, any Definitive Investment Documents with respect to the Backstop Investment are executed and notwithstanding any termination of this Commitment Letter, and shall be binding upon Reorganized Intermet in the event that any plan of reorganization of Intermet is consummated.

         Except as provided herein, Intermet agrees that, once paid, the fees or any part thereof payable hereunder shall not be refundable or form the basis of any defense, setoff, or recoupment claim under any circumstances, regardless of whether the transactions contemplated by this

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Intermet Corporation
June 21, 2005
Page 4

Commitment Letter are consummated. All fees payable hereunder shall be paid in immediately available funds.

         Intermet represents and warrants that: (i) all written information and other materials concerning the Company and the Plan (the "Information") which has been, or is hereafter, prepared by, or on behalf of, Intermet and delivered to the Initial Committed Purchasers were or will be, when delivered, when considered as a whole, complete and correct in all material respects and did not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made; and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by Intermet to be reasonable at the time made and (B) information believed by Intermet to have been accurate based upon the information available to Intermet at the time such projections were furnished to the Initial Committed Purchasers.

         Except as otherwise required by law, Intermet shall not issue any press release or make any other announcement that refers to the Initial Committed Purchasers or the Backstop Investment without the prior written consent of the Initial Committed Purchasers. Notwithstanding the sentence immediately preceding, in no event shall Intermet issue any such press release or make any such announcement without providing each of the Initial Committed Purchasers at least one business day to review the proposed press release or announcement and provide their written comments or suggested revisions with respect thereto.

         This Commitment Letter (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (b) shall be governed, except to the extent that the Bankruptcy Code is applicable, by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof; (c) shall not be assignable by Intermet or the Initial Committed Purchasers; (d) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto; and (e) may not be amended or waived except by an instrument in writing signed by Intermet and the Initial Committed Purchasers.

         This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         Notwithstanding anything herein to the contrary, all of the obligations of Intermet hereunder are subject to the approval of the Bankruptcy Court. Intermet shall file a motion seeking Bankruptcy Court approval of this Commitment Letter (including the Indemnification Obligations and the payment of the Commitment Amount (plus the Alternate Transaction Amount specified in the Term Sheet, upon the occurrence of the events set forth therein, as a result of which such Alternate Transaction Amount shall be payable) and Reimbursable Expenses) as administrative expenses and obligations of the Intermet estates within four business

Intermet Corporation
June 21, 2005
Page 5

days of the execution of this Commitment Letter by Intermet and the Initial Committed Purchasers.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to the Initial Committed Purchasers executed counterparts hereof not later than 5:00 p.m., New York City time, on June 21, 2005. This Commitment Letter will become effective upon the mutual exchange of executed counterparts hereof. This Commitment Letter shall expire at 5:00 p.m., New York City time, on June 21, 2005, unless it has previously become effective.

                                            Very truly yours,

                                            R2 INVESTMENTS, LDC
                                            (on behalf of certain of its related
                                            or associated entities)

                                            By:  Amalgamated Gadget, L.P., as
                                                 its Investment Manager

                                            By:  Scepter Holdings, Inc., its
                                                 General Partner

                                            By:  /s/ Rob McCormick
                                                --------------------------------

                                                Name:  Rob McCormick
                                                       -------------------------
                                                Title: Vice President
                                                       -------------------------

                                            STANFIELD CAPITAL PARTNERS LLC
                                            (on behalf of certain of its related
                                            or associated entities)

                                            By:  /s/ Christopher Pucillo
                                                --------------------------------

                                                Name:  Christopher Pucillo
                                                       -------------------------
                                                Title: Partner
                                                       ------------------------

Agreed and accepted on this
21 day of June, 2005

INTERMET Corporation

By:  /s/ Gary F. Ruff
    --------------------------------
    Name:  Gary F. Ruff
           ------------
    Title: President and Chief Executive Officer
           -------------------------------------

                                    ANNEX "A"

                            Restructuring Term Sheet

                              INTERMET CORPORATION

                            RESTRUCTURING TERM SHEET

                                  JUNE 21, 2005

The terms and conditions described herein are part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring. This term sheet does not constitute an offer or a legally binding obligation of the Company (as defined below), the Initial Committed Purchasers (as defined below) or any other party in interest, nor does it constitute an offer of securities or a solicitation of the acceptance or rejection of a chapter 11 plan for the Company. The transactions contemplated by this term sheet are subject to conditions to be set forth in definitive documents. This term sheet is part of the commitment letter (the "Commitment Letter"), dated June 21, 2005, addressed to Intermet (as defined below) by the Initial Committed Purchasers and is subject to the terms thereof. This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.

Until publicly disclosed by INTERMET Corporation, with the prior written consent of the Initial Committed Purchasers, this term sheet and the information contained herein is strictly confidential and may not be shared with any person other than the DIP Lenders (as defined below), the Senior Credit Lenders (as defined below), the Exit Facility Lenders (as defined below), the Official Committee of Unsecured Creditors (the "Creditors' Committee") appointed in the Chapter 11 Cases (as defined below), the Official Committee of Equity Holders (the "Equity Committee") appointed in the Chapter 11 Cases, the Ad Hoc Committee of Trade Claimants (the "Ad Hoc Trade Committee") and each such party's professionals and other advisors.

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COMPANY:                                INTERMET Corporation ("Intermet" and, as reorganized, "Reorganized
                                        Intermet"), and certain of its subsidiaries (together with Intermet, the
                                        "Company" and, as reorganized with Reorganized Intermet, the "Reorganized
                                        Company").

NOTEHOLDERS:                            The entities (the "Noteholders") that hold 9.75% Senior Notes due 2009 issued by Intermet and guaranteed by certain subsidiaries of Intermet
                                        (collectively, the "Notes"). The claims held by the Noteholders (inclusive of principal and interest accrued as of the petition date of the Chapter 11
                                        Cases) against Intermet and all of the guaranty claims held by the
                                        Noteholders against Intermet's debtor subsidiaries shall be collectively referred to herein as the "Noteholder Claims".

OTHER UNSECURED CLAIMANTS:              Holders of all unsecured obligations (the "GUC Claims") other than (i) the
                                        Notes; and (ii) such obligations which qualify or elect to be treated in a convenience class (the "Convenience Class Claims") of Intermet and its debtor subsidiaries (the "GUC Holders", together with the Noteholders, the
                                        "Unsecured Holders").

INITIAL COMMITTED PURCHASERS:           R2 Investments, LDC and/or one or more of its related or associated entities
                                        (collectively, "R2 Investments") and Stanfield Capital Partners and/or one
                                        or more of its related or associated entities (collectively, "Stanfield
                                        Capital" and, together with R2 Investments, the "Initial
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                                        Committed Purchasers").

RESTRUCTURING TRANSACTION:              Subject to the terms of the Commitment Letter, Intermet shall restructure its capital structure (the "Restructuring") through a chapter 11 plan of reorganization (the "Plan") filed with the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Bankruptcy
                                        Court"), in cases commenced by the Company on September 29, 2004 under chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"), the material terms and conditions of which are set forth in this term sheet.

PRIVATE PLACEMENT PURCHASE AGREEMENT:   In accordance with the terms and subject to the conditions of a purchase agreement (the "Private Placement Purchase Agreement"), the Initial
                                        Committed Purchasers shall commit (the "Funding Commitment") to purchase, on a pro rata basis, on the Effective Date (as defined below), 7,500,000 shares
                                        (the "Private Placement Shares") of newly-issued shares of common stock (the
                                        "New Common Stock") of Reorganized Intermet, at a purchase price of $10.00 per share, to the extent not otherwise purchased in the Rights Offering (as defined below).  The Funding Commitment shall be subject to the right of the
                                        Unsecured Holders, including the Initial Committed Purchasers, pursuant to an election to be made in conjunction with voting on the Plan, to purchase, on a ratable basis, the full amount of the Private Placement Shares (the
                                        "Rights Offering").  The Private Placement Shares shall be subject to dilution by the Unsecured Shares (as defined below), the Key Employees
                                        Rights Offering (as defined below), the Management Incentive Plan (as defined below) and the Alternate Subscription Shares (as defined below).  In no event shall any Unsecured Holder have any right of over-subscription with respect to the Rights Offering.  Moreover, the rights afforded to all
                                        Unsecured Holders to purchase the New Common Stock shall be non-transferable.  The Private Placement Purchase Agreement, which shall reflect the agreement of the Initial Committed Purchasers to purchase the
                                        Private Placement Shares to be issued by Reorganized Intermet in connection with the Plan, shall include representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties thereto.  The Private Placement Purchase Agreement
                                        (and the Plan with respect to items (i) and (ii) below) shall, among other things, specifically contain:

                                                 (i)   a provision specifying that Reorganized Intermet shall obtain and maintain in full force tail insurance covering such risks as are presently covered for a period of not less than 5 years after the Effective
                                        Date in favor of the former and current officers and directors of the
                                        Company on terms and conditions acceptable to the Company and the Initial
                                        Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million;

                                                 (ii)  a provision specifying that Reorganized Intermet shall indemnify all officers and directors of the Company who served in such capacity at any time prior to the Effective Date (as defined
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                                       2
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                                        below) for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by paragraph (i) above, which policies (or extensions thereof having terms no less favorable to the officers and directors) shall be assumed by Reorganized Intermet in the Plan.
                                        The indemnity described in the preceding sentence shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. The provision shall specify that amounts payable by Reorganized Intermet pursuant to this provision shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from Reorganized
                                        Intermet, so long as Reorganized Intermet shall have received a written undertaking by each such officer and director to repay such amounts to
                                        Reorganized Intermet if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance;

                                                 (iii) a provision that the Private Placement Purchase Agreement and the Cash-Out Purchase Agreement (as defined below) shall terminate automatically upon the termination of the Commitment Letter.  Upon any such termination, the obligations of the parties to the Private Placement
                                        Purchase Agreement and the Cash-Out Purchase Agreement shall be of no further force or effect, except as otherwise expressly set forth therein; and

                                                 (iv)  a representation and warranty stating that the Initial
                                        Committed Purchasers hold, as of the date of the Commitment Letter, collectively, on behalf of certain funds and managed accounts, in excess of
                                        $58.0 million in face amount of the Notes.

CASH-OUT PURCHASE                        The detailed terms and conditions pursuant to which the Initial Committed
AGREEMENT:                              Purchasers shall purchase the Cash-Out Shares (as defined below) shall be set forth in a purchase agreement (the "Cash-Out Purchase Agreement") by and among Intermet and the Initial Committed Purchasers.  The Cash-Out Purchase
                                        Agreement shall include representations, warranties and covenants customary for transactions of similar type and monetary amount and otherwise acceptable to the parties.

TREATMENT OF CLAIMS AND INTERESTS:

     ADMINISTRATIVE, PRIORITY TAX,      On or as soon as practicable after the effective date of the Plan (the
     AND OTHER PRIORITY CLAIMS:         "Effective Date"), each holder of an administrative, priority tax or other priority claim, including, without limitation, the administrative claim, if any, of the Pension Benefit Guaranty Corporation, shall receive cash equal to the full amount of its claim or otherwise be left
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                                        unimpaired, unless otherwise agreed to by such holder or permitted by the
                                        Bankruptcy Code.

     DIP CREDIT FACILITY:               On the Effective Date, the loans made and letters of credit issued in connection with the $60.0 million DIP Credit Facility (the "DIP Credit
                                        Facility") made available to the Company by Deutsche Bank Trust Company
                                        Americas, The Bank of Nova Scotia and certain other lenders (collectively, the "DIP Lenders") shall be refinanced in full by the Exit Facility (as defined below).

     SENIOR CREDIT FACILITY LOANS:      On the Effective Date, the loans made and letters of credit issued in connection with the $210.0 million Senior Secured Credit Facility (the
                                        "Senior Credit Facility Loans") made available to the Company by The Bank of
                                        Nova Scotia (the "Senior Credit Agent") and certain other pre-petition lenders (collectively, the "Senior Credit Lenders") shall be refinanced in part by the Exit Facility, with the balance paid in cash applied from the proceeds realized from the issuance and sale of the Private Placement Shares or the Rights Offering.

     CAPITAL LEASES                     On or as soon as reasonably practicable after the Effective Date, the capital leases to which the Company is a party shall be, at the option of the Company with the approval of the Initial Committed Purchasers and in consultation with the Creditors' Committee: (i) reinstated; (ii) reinstated
                                        and assigned to a Debtor other than the existing Debtor obligor; or (iii)
                                        restructured on terms acceptable to the lessors thereunder, the Company and the Initial Committed Purchasers.

     UNSECURED CLAIMS:                  The Plan shall provide for a separate class of unsecured creditors for each of the Debtors, which class shall, except as otherwise agreed by the Initial
                                        Committed Purchasers and the Company in consultation with the Creditors'
                                        Committee, include all unsecured claims against such Debtor, other than
                                        Convenience Class Claims, including GUC Claims and Noteholder Claims (each an "Unsecured Class").  On or as soon as reasonably practicable after the
                                        Effective Date, in exchange for their allowed Noteholder Claims and GUC
                                        Claims, U.S. Bank N.A., acting in its capacity as indenture trustee (the
                                        "Indenture Trustee"), on behalf of the Noteholders, and the GUC Holders shall, except as otherwise agreed by the Initial Committed Purchasers and the Company in consultation with the Creditors' Committee, receive:  (a)(i)
                                        a pro rata portion of 2,500,000 newly issued shares of New Common Stock allocated to the applicable Debtor (the "Unsecured Shares") at a defined ratio per $1,000 of Allowed Claim, which allocation shall be acceptable to
                                        the Initial Committed Purchasers.   The Unsecured Shares shall be subject to
                                        dilution by the issuance of the Private Placement Shares, the Key Employees
                                        Rights Offering, the Management Incentive Plan, and the issuance of the
                                        Alternate Subscription Shares and (ii) the right (the "Rights ") to purchase three (3) shares of New Common Stock in the Rights Offering for every
                                        Unsecured Share issuable to an Unsecured Holder at a price of $10.00 per share, 7,500,000 shares in the aggregate, allocated to the applicable
                                        Debtor, which allocation shall be acceptable to the Initial
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                                        4
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                                        Committed Purchasers; or (b) at the option of each such Unsecured Holder and in lieu of such Unsecured Shares, (i) cash in the amount of $10.00 per share of New Common Stock (the "Cash-Out Amount") or (ii) to the extent that such
                                        Unsecured Holder has agreed to seek recovery from the Debtor that is the primary obligor according to the Debtors' books and records with respect to its allowed unsecured claim (each an "Allowed Unsecured Claim"), has agreed to waive its right to seek recovery from any additional Debtor against whom it has a claim as an obligor or otherwise for such Allowed Unsecured Claim, and votes in favor of the Plan, the lesser of (x) cash in an amount equal to a fixed percentage of its Allowed Unsecured Claims against such Debtors, which percentage will be in the range of 0% and 5% - which percentage will vary from
                                        Debtor to Debtor but in all cases shall yield a recovery which is greater than or equal to the recovery to which such Unsecured Holder would have been entitled in clause (a) of this paragraph (except as otherwise mutually agreed upon by the Debtors and the Initial Committed Purchasers, in consultation with the Creditors' Committee) (the "Inducement Cash Amount") or (y) its pro rata share of a fixed amount of cash (the "Inducement Cash Pool") allocated under the Plan to pay all Inducement Cash Amounts (the "Inducement Cash Election"),
                                        which Inducement Cash Pool shall be acceptable to the Initial Committed
                                        Purchasers, in consultation with the Creditors' Committee.

                                        To the extent that an Unsecured Holder does not make an election in connection with the Plan, such Unsecured Holder shall be deemed to have elected the Cash-Out Amount.

                                        Unsecured Holders that elect to receive the Cash-Out Amount in lieu of
                                        Unsecured Shares are referred to herein collectively as the "Cash-Out
                                        Creditors".  The Unsecured Shares that otherwise would have been distributed to the Cash-Out Creditors in exchange for their unsecured claims, absent their election to receive cash in lieu of such Unsecured Shares, are referred to herein as the "Cash-Out Shares".

                                        The Rights shall be deemed issued on the date that ballots for voting on the
                                        Plan and subscription forms (the "Subscription Forms") are mailed to the
                                        Unsecured Holders (the "Subscription Commencement Date"), which shall be the date of issuance of the Rights if issued under the Section 1145 Offering (as defined below) and shall expire on the date that is the deadline established by the Bankruptcy Court for voting on the Plan (the "Subscription Expiration
                                        Date").  The Rights shall be exercisable by each qualified Unsecured Holder by (i) execution and delivery to a subscription agent to be retained by the
                                        Debtors (the "Subscription Agent") of a Subscription Form; and (ii) payment in full in cash of the Exercise Price for the number of Private Placement
                                        Shares proposed to be purchased by such Unsecured Holder in the Rights
                                        Offering on or before the Subscription Expiration Date.

                                        The Rights Offering shall be effectuated either (i) pursuant to section
                                        1145(a) of the Bankruptcy Code (the "Section 1145 Offering"); or (ii)
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                                        in connection with a direct private placement of the Rights Offering to be conducted in compliance with section 4(2) of the Securities Act. To the extent possible, the issuance of the Rights and the sale of Private Placement Shares to the holders of the Rights upon the exercise thereof shall be deemed to have occurred pursuant to the exemption from Securities Act registration granted by section 1145(a) of the Bankruptcy Code.

                                        In the event that counsel to the Debtors determine that the exemption granted by section 1145(a) of the Bankruptcy Code is unavailable to exempt the issuance and sale of the Private Placement Shares from Securities Act registration, (i) the issuance and sale of the Private Placement Shares shall be effected in a direct private placement to the Unsecured Holders pursuant to Section 4(2) of the Securities Act (the "Private Placement");
                                        (ii) the Rights shall be deemed issued only to Unsecured Holders who are
                                        "accredited investors" within the meaning of the applicable provisions of the securities laws, (iii)each Unsecured Holder's election to participate in the Rights Offering , as reflected on its Subscription Form, shall remain binding as to participation in the Private Placement or as reflected on the ballot shall remain binding as to participants in the Section 1145 Offering;
                                        (iv) all funds tendered upon exercise of the Subscription Rights in connection with the Section 1145 Offering shall be applied to the payment of the aggregate Exercise Price in connection with the Private Placement or the
                                        Section 1145 Offering; and (v) the Private Placement or the Section 1145
                                        Offering shall be consummated by distribution of the Private Placement
                                        Shares to the Unsecured Holders on the Effective Date.

     DISPUTED CLAIMS:                   In the event that any Debtor or party in interest disputes the amount of an
                                        Unsecured Holder's claim, the Company shall, with respect to each disputed claim, reserve out of the Unsecured Shares an amount of New Common Stock equal to the lesser of: (i) the amount estimated by the Bankruptcy Court pursuant to Bankruptcy Rule 3018(A), which amount shall be the maximum amount of such Unsecured Holder's claim and (ii) the amount asserted by such
                                        Unsecured Holder.  An Unsecured Holder that disputes the amount of its claim shall only be able to exercise the rights allocable in the Rights Offering with respect to the undisputed portion of such claim, if any; provided, however, that the Company and the Initial Committed Purchasers shall agree, in consultation with the Creditors' Committee, to a mechanism to determine the undisputed portion of a disputed claim.

     INDENTURE TRUSTEE FEES:            In connection with the allocation of value among the Debtors' estates, up to
                                        $500,000 in cash will be allocated as treatment to Unsecured Creditors, substantially all of which shall be Noteholders, to SUDM, Inc. or another subsidiary, which cash shall be used to pay the reasonable fees and out-of-pocket expenses of the Indenture Trustee and its counsel in connection with the Chapter 11 Cases.

     CONVENIENCE CLAIMS:                Pursuant to this class, an Unsecured Holder holding one or more Allowed
                                        Unsecured Claims against a particular Debtor in an aggregate
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                                        amount equal to or less than $125,000 or that elects to reduce the aggregate amount of its Allowed Unsecured Claims to $125,000 shall, in exchange for its
                                        Allowed Unsecured Claims, receive cash equal to a fixed percent of its Allowed
                                        Unsecured Claims to be agreed upon by the Debtors and the Initial Committed
                                        Purchasers, in consultation with the Creditors' Committee, which percentage recovery would be greater than or equal to the percentage recovery applicable with respect to the Inducement Cash Amount for such Debtor; provided, however, that the aggregate amount of distributions to holders of claims in these convenience classes shall not exceed $5 million.

     EXISTING EQUITY:                   The holders of the existing Intermet common stock and the holders of any options, warrants or rights to acquire any equity securities of Intermet will not receive any distributions or retain any property on account of their equity interests in Intermet.

     SETTLEMENT:                        All distributions to be made pursuant to the Plan in treatment of claims will be in full satisfaction of such claims, including but not limited to satisfaction of all intercreditor agreements and interests of and between the parties receiving such distributions, including, without limitation, any litigation claims, whether known or unknown, which could be asserted by such claimants against the Company or its directors, officers, employees or agents.

     RELEASES:                          On the Effective Date, effective as of date on which the Bankruptcy Court confirms the Plan (the "Confirmation Date"), and except as otherwise provided herein or in the Confirmation Order (as defined below), Intermet,
                                        Reorganized Intermet, the Company, the Reorganized Company, each Initial
                                        Committed Purchaser, the Senior Credit Agent on its own behalf and on behalf of the Senior Credit Lenders who consent to such release (the "Consenting
                                        Senior Credit Lenders")), the Creditors' Committee and its members, and the
                                        Indenture Trustee shall waive, release, and discharge each of the Company's former and current directors and officers, employees, agents, managers, advisors, attorneys or representatives (in their capacity as such and in no other capacity) from all liability based upon any act or omission related to pre-petition service or post-petition service with, for, or on behalf of the
                                        Company or its affiliates through and including the Effective Date, subject to a carve-out for intentional fraud and willful misconduct as determined by a final order of the Bankruptcy Court.

                                        On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order, Intermet,
                                        Reorganized Intermet, the Company and the Reorganized Company (the
                                        "Releasing Parties") shall waive, release and discharge each Initial
                                        Committed Purchaser, the Senior Credit Agent, the Consenting Senior Credit
                                        Lenders, the Creditors' Committee, and the Indenture Trustee, and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective
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                                        properties, from any liability based upon any act or omission related to post-petition date service in such capacity with, for or on behalf of the
                                        Releasing Parties, through and including the Effective Date, subject to a carve-out for intentional fraud and willful misconduct as determined by a final order of the Bankruptcy Court.

                                        On the Effective Date, effective as of the Confirmation Date, and except as otherwise provided herein or in the Confirmation Order (a) each person that votes to accept the Plan, and (b) to the fullest extent permissible under applicable law, all holders of claims, in consideration for the obligations of the Company and the Reorganized Company under the Plan and the cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than the Company)
                                        that has held, holds or may hold a claim, as applicable, shall have conclusively, absolutely, unconditionally, irrevocably and forever, released each Released Party from any claim or cause of action that is based in whole or in part upon any act, omission, transaction, event or other occurrence taking place before the Effective Date in connection with any of the Debtors or their respective property, except for intentional fraud and willful misconduct as determined by a final order of the Bankruptcy Court
                                        (collectively, the "Released Actions") and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, that any party in interest may enforce the terms of the Plan.  Nothing in the Plan shall prejudice any right, remedy, defense, claim, cross-claim, counterclaim, or third party claim that any person may have against any person other than with respect to the Released Actions against the Released Parties.  As used herein, "Released Parties" shall mean collectively, Intermet, Reorganized
                                        Intermet, the Company, the Reorganized Company, each Initial Committed
                                        Purchaser, the Creditors' Committee, the Senior Credit Agent, each
                                        Consenting Senior Credit Lender and the Indenture Trustee, and each of their respective former and current members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, partners, affiliates and representatives and their respective properties.

                                        Notwithstanding any provision of the Plan to the contrary, the foregoing releases shall not apply to (i) any indebtedness of any person to the
                                        Company for money borrowed by such person, (ii) any setoff or counterclaim that the Company may have or assert against any person, provided that the aggregate amount thereof shall not exceed the aggregate amount of any claims held or asserted by such person against the Company, and (iii) any garnishments.  Notwithstanding any provision in the Plan to the contrary, the releases contained in this section shall not be construed as or operate as a release of any actions retained by the Reorganized Company pursuant to the Plan.
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     OTHER FEATURES OF THE
     RESTRUCTURING:

     THE KEY EMPLOYEE RIGHTS OFFERING:  The Company will conduct a key employee rights offering (the "Key Employee
                                        Rights Offering"), in connection with which the Company shall offer to the
                                        Key Employees (as defined below) the right to purchase, on a pro rata basis,
                                        181,249 shares of New Common Stock, in consideration for cash in the amount of $10.00 per share.  The Key Employees shall have a right of over-subscription with respect to the Key Employee Rights Offering as set forth on Annex C.  Moreover, the rights to purchase shares of New Common
                                        Stock in connection with the Key Employee Rights Offering shall be non-transferable.  Other terms and conditions of the Key Employee Rights
                                        Offering are to be determined by the Company and the Initial Committed
                                        Purchasers, in consultation with the Creditors' Committee.

                                        As used herein, the term "Key Employees" means those persons who: (i) shall be employed by the Company on the Effective Date; (ii) upon consummation of the Plan, shall be entitled to receive stay bonuses under the Intermet
                                        Amended and Restated Employee Retention Plan, dated effective September 20,
                                        2004 and restated December 8, 2004 (the "KERP"); and (iii) are identified in an annex to the Commitment Letter.

                                        The Key Employees either: (i) may receive in cash any unpaid stay bonuses to which they may be entitled in accordance with the terms and subject to the conditions of the KERP, including, without limitation, the stay bonus payment schedule set forth therein; or (ii) upon consummation of the Plan, may purchase shares of New Common Stock in connection with the Key Employee
                                        Rights Offering by authorizing Reorganized Intermet to apply, on their behalf, on a dollar-for-dollar basis, any such stay bonuses toward the purchase of the shares of New Common Stock covered by the Key Employee
                                        Rights Offering.

     PURCHASE OF                        On the Effective Date: (i) the Initial Committed Purchasers shall purchase,
     CASH-OUT SHARES:                   on a pro rata basis, from Reorganized Intermet the Cash-Out Shares, for an aggregate consideration equal to the product (the "Aggregate Cash-Out
                                        Payment") determined by multiplying the Cash-Out Amount by the total number of Cash-Out Shares; and (ii) the Initial Committed Purchasers shall deliver to Reorganized Intermet, by wire transfer of immediately available funds, cash in the amount of the Aggregate Cash-Out Payment, in consideration of the Cash-Out Shares.

     EXIT FACILITY:                     A term loan facility and a revolving loan/letter of credit facility the total of which shall not exceed $260 million, or such other higher amount as the Company and Initial Committed Purchasers, in consultation with the
                                        Creditors' Committee, deem appropriate and necessary (collectively, the
                                        "Exit Facility"), shall be made available, by one or more lenders
                                        (collectively, the "Exit Facility Lenders"), to
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                                        the Company, on terms and conditions acceptable to the Company and the Initial
                                        Committed Purchasers, in consultation with the Creditors' Committee.

    EMPLOYMENT AGREEMENTS:              In connection with the Plan, each officer currently a party to an employment agreement with the Company shall enter into a new employment agreement between such officer and the Company, on terms and conditions acceptable to the Initial Committed Purchasers, in consultation with the Creditors'
                                        Committee, which shall supersede such officer's existing employment agreement.

       MANAGEMENT INCENTIVE PLAN:       On or as soon as reasonably practicable after the Effective Date, a management incentive plan (the "Management Incentive Plan") shall be implemented to reserve for designated members of senior management of the
                                        Reorganized Company equity interests (including, without limitation, restricted common stock and/or options) in Reorganized Intermet in an amount up to 5.0% of the New Common Stock issued on the Effective Date.  The
                                        Management Incentive Plan will contain terms and conditions that shall be determined by the Board of Directors of Reorganized Intermet.

       STOCKHOLDERS' AGREEMENT:         All holders of New Common Stock will be subject to a stockholders' agreement
                                        (the "Stockholders' Agreement") which will, among other things, govern appointment of the Board of Directors of Reorganized Intermet, each holder of New Common Stock's access to information with respect to the Reorganized
                                        Company, and ability to transfer such holder's New Common Stock.  No New
                                        Common Stock shall be distributed pursuant to the Plan or otherwise until and unless the recipient agrees in writing to be bound by the Stockholders'
                                        Agreement.  Each certificate representing share(s) of New Common Stock shall bear a legend indicating that the New Common Stock is subject to the
                                        Stockholders' Agreement.  The Stockholders' Agreement will be effective as of the Effective Date.  The Stockholders' Agreement shall be in form and substance acceptable to the Initial Committed Purchasers.

       REIMBURSABLE EXPENSES:           The Company shall pay, within 10 days of receipt of an invoice from the
                                        Initial Committed Purchasers, the reasonable and documented out-of-pocket fees and expenses incurred by the Initial Committed Purchasers, including the fees and expenses of their legal counsel, on and after January 10, 2005 in connection with the Restructuring, plus all of the reasonable and documented fees and expenses incurred by the Initial Committed Purchasers, including the fees and expenses of their legal counsel, in connection with the drafting, negotiation, prosecution or defense of the Commitment Letter
                                        (including this term sheet), the Private Placement Purchase Agreement, the
                                        Rights Offering, corporate governance documents, the Cash-Out Purchase
                                        Agreement, the Plan, the Disclosure Statement, the Confirmation Order, the
                                        Stockholders' Agreement, the Exit Facility agreements and related documents and any and all agreements and other documents ancillary hereto or thereto
                                        (collectively, the "Restructuring
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                                        Documents"), including any fees and expenses incurred by the Initial Committed
                                        Purchasers in connection with obtaining all required regulatory approvals
                                        (collectively, the "Reimbursable Expenses"). The accrual of the Reimbursable
                                        Expenses to be paid by Intermet hereunder shall cease in the event that the
                                        Commitment Letter is terminated. So long as the Initial Committed Purchasers are not in material breach of their obligations under the Commitment Letter, the obligations of Intermet to pay the Reimbursable Expenses provided herein shall remain effective whether or not any of the transactions contemplated by this Term Sheet are consummated, any definitive documents with respect to the
                                        Restructuring are executed and notwithstanding any termination of the
                                        Commitment Letter, and shall be binding upon Reorganized Intermet whether or not any plan of reorganization with respect to Intermet is consummated.

                                        Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the Reimbursable Expenses due shall be subject to the approval of the Commitment Letter by the
                                        Bankruptcy Court, and such payment not causing a default pursuant to the DIP
                                        Credit Facility; provided, however, if any such payment would cause a default pursuant to the DIP Credit Facility, the Initial Committed
                                        Purchasers shall have a super-priority administrative expense claim for such unpaid amount subordinate only to the claims of the DIP Lenders.

     CORPORATE GOVERNANCE:              On the Effective Date, the Board of Directors of Reorganized Intermet shall be composed of seven members.  On the Effective Date, five of such members shall be selected by the Initial Committed Purchasers, one of such members shall be the Chief Executive Officer of Reorganized Intermet and one of such members shall be selected by the Creditors' Committee.  The member selected by the Creditors' Committee shall be acceptable to the Initial Committed
                                        Purchasers.  Two of the five members selected by the Initial Committed
                                        Purchasers may not be officers, directors or employees of either of the
                                        Initial Committed Purchasers.

     REGISTRATION RIGHTS:               On the Effective Date, Reorganized Intermet shall enter into a Registration
                                        Rights Agreement with the Initial Committed Purchasers, pursuant to which
                                        Intermet shall agree to register the resale of the shares of New Common
                                        Stock issued to the Initial Committed Purchasers in accordance with the requirements of the Securities Act of 1933, as amended.  The Registration
                                        Rights Agreement shall provide that any holder owning greater than 10% of the outstanding New Common Stock upon emergence shall be entitled to piggyback registration rights.  A summary of the material terms and conditions of the Registration Rights Agreement (including without limitation the time period which must have lapsed before any demand registration may be made thereunder) shall be set forth in an annex to the
                                        Commitment Letter.
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     INITIAL COMMITTED PURCHASERS       The obligations of the Initial Committed Purchasers, and such qualified
     CONDITIONS PRECEDENT:              holders of Noteholder Claims that have so elected, to purchase the Private
                                        Placement Shares, and the obligations of the Initial Committed Purchasers to purchase the Cash-Out Shares, will be subject to the following conditions precedent (each, an "Initial Committed Purchasers Condition Precedent"),
                                        each of which may be waived in writing by both of the Initial Committed
                                        Purchasers:

                                              (i)     the Plan and the disclosure statement (the "Disclosure
                                                      Statement") shall be in form and substance consistent with the provisions of the Commitment Letter and reasonably
                                                      satisfactory to the Initial Committed Purchasers;

                                              (ii)    a final, non-appealable order confirming the Plan (the
                                                      "Confirmation Order"), in form and substance reasonably
                                                      satisfactory to the Initial Committed Purchasers, shall have been entered by the Bankruptcy Court;

                                              (iii)   there shall not have occurred any Material Adverse Change (as defined below);

                                              (iv)    execution and delivery of appropriate legal documentation
                                                      regarding the Restructuring, including without limitation,
                                                      (A) the amended and restated certificate of incorporation and bylaws of Reorganized Intermet and each of its subsidiaries,
                                                      (B) the Exit Facility, (C) the Registration Rights Agreement,
                                                      (D) Private Placement Purchase Agreement, (E) the
                                                      Stockholders' Agreement, and (F) the Cash-Out Purchase
                                                      Agreement, each in form and substance satisfactory to the
                                                      Initial Committed Purchasers and the satisfaction of the
                                                      conditions precedent contained therein, which conditions
                                                      precedent shall not vary materially from the conditions
                                                      precedent set forth herein;

                                              (v)     all material governmental, regulatory and third party
                                                      approvals, waivers and/or consents in connection with the
                                                      Restructuring (collectively, "Approvals") shall have been
                                                      obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the Initial Committed Purchasers from consummating the transactions contemplated by the Commitment Letter;

                                              (vi)    the Company realizes year-to-date consolidated EBITDA for
                                                      2005, excluding administrative fees and expenses associated with the Restructuring, through the latest calendar month
                                                      ending at least 25 days prior to the Effective Date, in an amount that is no less than the amount specified for such
                                                      calendar month on Exhibit A
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                                                      hereto, and the Company shall provide the Initial Committed
                                                      Purchasers on the Effective Date a statement, which shall be executed by the President and Chief Executive Officer and Chief
                                                      Financial Officer of Intermet, which shall set forth the actual year to date EBITDA through such calendar month;

                                              (vii)   issuance by Reorganized Intermet of the shares of New Common
                                                      Stock to the Initial Committed Purchasers as described herein;

                                              (viii)  cash (or cash equivalents) and/or availability under the Exit
                                                      Facility as of the Effective Date, after giving effect to the proceeds realized from the issuance and sale of the Private
                                                      Placement Purchase Shares, but taking into account
                                                      distributions under the Plan, of at least the amount required pursuant to the Exit Facility, and the Company shall provide the Initial Committed Purchasers, on the business day
                                                      immediately preceding the Effective Date, a certificate,
                                                      executed by the President and Chief Executive Officer and the
                                                      Chief Financial Officer of Intermet, confirming such
                                                      availability;

                                              (ix)    payment in full of the Commitment Amount (as defined below)
                                                      and all Reimbursable Expenses outstanding on the Effective
                                                      Date, pursuant to the terms contained herein;

                                              (x)     [INTENTIONALLY LEFT BLANK;]

                                              (xi)    the Exit Facility shall have closed on the terms and
                                                      conditions acceptable to the Company and the Initial Committed
                                                      Purchasers, in consultation with the Creditors' Committee, and not materially inconsistent with the terms of the Commitment
                                                      Letter;

                                              (xii)   on the Effective Date, all representations and warranties of the Company contained in the Commitment Letter, Private
                                                      Placement Purchase Agreement and the Cash-Out Purchase
                                                      Agreement shall be true, complete and accurate in all material respects; and

                                              (xiii)  on the Effective Date, all covenants of the Company contained in the Commitment Letter, Private Placement Purchase Agreement
                                                      and the Cash-Out Purchase Agreement shall have been complied with by the Company in all material respects.

     INTERMET CONDITIONS PRECEDENT:     The obligations of Intermet to consummate the transactions contemplated by the Commitment Letter will be subject to the following conditions precedent
                                        (each an "Intermet Condition Precedent"), each of which may be waived in writing by Intermet, in
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                                        consultation with the Creditors' Committee:

                                              (i)     on the Effective Date, all representations and warranties of the Initial Committed Purchasers contained in the Commitment
                                                      Letter, Private Placement Purchase Agreement and the Cash-Out
                                                      Purchase Agreement shall be true, complete and accurate in all material respects;

                                              (ii)    on the Effective Date, all covenants of the Initial Committed
                                                      Purchasers contained in the Commitment Letter, Private
                                                      Placement Purchase Agreement and the Cash-Out Purchase
                                                      Agreement shall have been complied with by the Initial
                                                      Committed Purchasers in all material respects;

                                              (iii)   the Confirmation Order, in form and substance satisfactory to the Company, shall have been entered by the Bankruptcy Court;

                                              (iv)    execution and delivery of appropriate legal documentation
                                                      regarding the Restructuring, including without limitation, (A)
                                                      the amended and restated certificate of incorporation and
                                                      bylaws of Reorganized Intermet and each of its Subsidiaries,
                                                      (B) the Exit Facility, (C) the Registration Rights Agreement,
                                                      (D) the Private Placement Purchase Agreement, (E) the
                                                      Stockholders' Agreement and (F) the Cash-Out Purchase
                                                      Agreement, each in form and substance satisfactory to the
                                                      Company and the satisfaction of the conditions precedent
                                                      contained therein, which conditions precedent shall not vary materially from the conditions precedent set forth herein;

                                              (v)     all material Approvals shall have been obtained and shall
                                                      remain in full force and effect, and there shall exist no
                                                      claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the Company from consummating the transactions contemplated by the
                                                      Commitment Letter;

                                              (vi)    the Exit Facility shall have closed on the terms and
                                                      conditions acceptable to the Company; and

                                              (vii)   (A) Reorganized Intermet shall obtain and maintain in full force tail insurance covering such risks as are presently
                                                      covered for a period of not less than 5 years after the
                                                      Effective Date in favor of the former and current officers and directors of the Company on terms and conditions acceptable to the Company and the Initial Committed Purchasers; provided, however, that the aggregate cost of such tail insurance shall not exceed $1.5 million and (B) Reorganized Intermet shall indemnify all officers and directors of the Company who served
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                                                      in such capacity at any time prior to the Effective Date
                                                      (as defined below) for any amounts such officers and directors are required to pay as a result of any retentions or deductibles applicable under policies of insurance in effect on the date hereof or as contemplated by paragraph (A) above, which policies
                                                      (or extensions thereof having terms no less favorable to the officers and directors) shall be assumed by Reorganized Intermet in the Plan. The indemnity described herein shall not include liability relating to any action, omission, transaction, event, occurrence or other circumstance that would constitute an
                                                      exclusion under the applicable policies of insurance or liability in excess of the limits of such policies. Furthermore, amounts payable by Reorganized Intermet pursuant to the aforementioned shall be paid on a current basis on behalf of the officers and directors, without requiring the officers and directors to first pay such amounts from their own funds and then seek reimbursement from Reorganized Intermet , so long as Reorganized Intermet shall have received a written undertaking by each such officer and director to repay such amounts to Reorganized Intermet if it shall be determined by a court of competent jurisdiction pursuant to a final, non-appealable order that such officer or director is not entitled to coverage under such policies of insurance.

     TERMINATION OF                     The Commitment Letter shall terminate and all of the obligations of the
     COMMITMENT LETTER:                 parties thereto (other than the obligations of Intermet to pay the
                                        Commitment Amount, the Alternate Transaction Amount and the Reimbursable
                                        Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect, upon the giving of written notice of termination by the Initial Committed Purchasers or, with respect to
                                        (xiii)(B) only, Intermet, in the event that any of the following occurs
                                        (each, a "Termination Event"), each of which may be waived in writing by both of the Initial Committed Purchasers or, with respect to (xiii)(B) only,
                                        Intermet, as applicable:

                                              (i)     the Board of Directors of Intermet shall fail to approve of the terms and conditions of the Commitment Letter on or before the fifth day following execution of the Commitment Letter;

                                              (ii)    Intermet shall fail to file a motion with the Bankruptcy Court seeking an order (the "Approval Order"), approving the terms and conditions of the Commitment Letter and designating the payment of any indemnification or the payment of the
                                                      Commitment Amount and the Reimbursable Expenses payable
                                                      thereunder as administrative expenses and obligations of
                                                      Intermet, on the fourth business day after the approval of the
                                                      Commitment Letter by the Board of Directors of Intermet;

                                              (iii)   the Bankruptcy Court shall fail to enter the Approval
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
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                                                      Order on or before the 21st day following the filing of the motion seeking entry of the Approval Order;

                                              (iv)    Intermet and the Initial Committed Purchasers shall fail to agree upon, execute and deliver the Private Placement Purchase
                                                      Agreement and the Cash-Out Purchase Agreement on or before 30 days after the entry of the Approval Order;

                                              (v)     the Company shall fail to file the Plan and the related
                                                      Disclosure Statement, each in form and substance reasonably satisfactory to the Initial Committed Purchasers, with the
                                                      Bankruptcy Court on or before 10 days after the entry of the
                                                      Approval Order;

                                              (vi)    the Disclosure Statement or a version thereof that is not
                                                      inconsistent with the terms set forth in the Commitment Letter shall not have been approved by a final, non-appealable order of the Bankruptcy Court on or before 45 days after the filing thereof with the Bankruptcy Court;

                                              (vii)   the Confirmation Order shall not have been entered by the
                                                      Bankruptcy Court within 100 days of the entry of the Approval
                                                      Order;

                                              (viii)  the Plan shall not have become effective on or before the 20th day following confirmation of the Plan;

                                              (ix)    there shall be any modification to any provision of the Plan or the Disclosure Statement that is inconsistent with the
                                                      terms and conditions set forth in the Commitment Letter,
                                                      without the prior written consent of the Initial Committed
                                                      Purchasers, which consent shall not be unreasonably withheld, or Intermet shall withdraw, or file a motion to withdraw, the
                                                      Plan, except on terms reasonably acceptable to the Initial
                                                      Committed Purchasers;

                                              (x)     an event shall have occurred or an order shall have been
                                                      entered by the Bankruptcy Court that shall have the practical effect of preventing confirmation of the Plan on or before the date contemplated in clause (vii) above and such order or
                                                      event shall not have been vacated or otherwise corrected
                                                      within 30 days after receipt of notice from the Initial
                                                      Committed Purchasers;

                                              (xi)    the conversion of one or more of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, unless any such conversion is made with the prior written consent of the
                                                      Initial Committed Purchasers;

                                              (xii)   the appointment of a trustee, receiver or examiner with
                                                      expanded powers in one or more of the Chapter 11 Cases, unless any such appointment is made with the prior written consent of the Initial Committed Purchasers;

                                              (xiii)  (A) one or more of the Initial Committed Purchasers Conditions
                                                      Precedent shall not have been satisfied (or waived by the
                                                      Initial Committed Purchasers) on or before 120 days of the entry of the Approval Order, unless such delay is solely due to the fault of the Initial Committed Purchasers; or (B) one or more of the Intermet Conditions Precedent shall not have been satisfied (or waived by the Intermet) on or before 120 days of the entry of the Approval Order, unless such delay is solely due to the fault of the Intermet;

                                              (xiv)   10 days after the receipt of written notice of termination by
                                                      Intermet from the Initial Committed Purchasers that Intermet has failed to perform in any material respect any of its
                                                      obligations under the Commitment Letter and such failure
                                                      remains uncured at the conclusion of such ten-day period; or

                                              (xv)    at any time after the occurrence of a Material Adverse Change.
                                                      As used herein, the term "Material Adverse Change" means any change, effect, event, occurrence, state of facts or development, either alone or in combination, and either known or unknown by the Company as of the date of the Commitment Letter, that is materially adverse to the business, financial condition or results of operation of Intermet and its subsidiaries, taken as a whole; provided, however, that in no event shall any change, effect, event, occurrence, state of facts or development that is disclosed in Intermet's Annual Report on Form 10-K for the twelve-month period ended December 31, 2003, or in Intermet's
                                                      Quarterly Reports on Form 10-Q for the three-month periods ended
                                                      March 31, 2004, June 30, 2004 and September 30, 2004, or on any
                                                      filing on Form 8-K made by Intermet prior to the date of the
                                                      Commitment Letter, each in the form first filed by Intermet with the Securities and Exchange Commission, or any other
                                                      information delivered in writing by the Company to the Initial
                                                      Committed Purchasers prior to the date of the Commitment Letter, be considered a Material Adverse Change, and provided further, that in no event shall the prosecution of the Chapter 11 Cases on terms and conditions consistent with the terms and conditions set forth in the Commitment Letter be considered a Material
                                                      Adverse Change.

     REPRESENTATION OF INITIAL          The Initial Committed Purchasers represent to the Debtors that the Initial
     COMMITTED PURCHASER OWNERSHIP:     Committed Purchasers hold, as of the date of the Commitment Letter, collectively, on behalf of certain funds and managed accounts, in excess of
                                        $58.0 million in face amount of the Notes.  If the Initial Committed
                                        Purchasers, at any time prior to the date on which the Plan shall be confirmed by the Bankruptcy Court or the termination of the

                                        Commitment Letter, shall fail to hold collectively, on behalf of such funds and managed accounts, at least $58 million in face amount of the Notes, the
                                        Initial Committed Purchasers shall promptly deliver written notice (the
                                        "Sell-Down Notice") thereof to Intermet.

                                        So long as Intermet is not in breach of its obligations under the Commitment
                                        Letter, Intermet may terminate the Commitment Letter at any time within five business days of its receipt of the Sell-Down Notice by delivering to the
                                        Initial Committed Purchasers written notice (the "Sell-Down Termination
                                        Notice") of such termination.  Upon the receipt of the Sell-Down Termination
                                        Notice by the Initial Committed Purchasers, the Commitment Letter shall terminate and all of the obligations of the parties thereto (other than the obligations of Intermet to pay the Reimbursable Expenses and to satisfy its indemnification obligations thereunder in accordance with the terms and conditions of the Commitment Letter) shall be of no further force or effect.

     COMMITMENT AMOUNT:                 In accordance with the terms and conditions of the Commitment Letter and this Term Sheet, Intermet shall pay the Initial Committed Purchasers an amount equal to $3.0 million (the "Commitment Amount").  $1.0 million of the
                                        Commitment Amount shall be nonrefundable and shall be payable by Intermet no later than one business day after the Bankruptcy Court shall enter the
                                        Approval Order.

                                        The balance of the Commitment Amount shall be payable by Intermet:

                                              (i)     on the Effective Date except as otherwise set forth herein;

                                              (ii)    in the event that Intermet fails to consummate (other than by reason of the material breach of the obligations of either of the Initial
                                        Committed Purchasers hereunder) the transactions contemplated by this term sheet because the Commitment Letter has been terminated by Intermet as a result of failure to meet Intermet Conditions Precedent (iii) through (vii)
                                        (except, in the case of Intermet Condition Precedent (v), insofar as the failure to meet the same is caused by the failure to obtain Approvals due to the operations, business or identity of the Initial Committed Purchasers), in which event the balance of the Commitment Amount shall be paid within three business days of any such termination;

                                              (iii)   in the event that Intermet fails to consummate (other than by reason of the material breach of the obligations of either of the Initial
                                        Committed Purchasers hereunder) the transactions contemplated by this term sheet because the Commitment Letter has been terminated by the Initial
                                        Committed Purchasers based on the occurrence of any Termination Event (xv)
                                        or Termination Event (xiii) due to the fact that any of the Initial
                                        Committed Purchasers Conditions Precedents (iii), (vi) or (xi) have not been satisfied, in which event Intermet shall pay the Initial Committed
                                        Purchasers $500,000 in full

                                        satisfaction of the balance of the Commitment Amount within three business days of any such termination;

                                              (iv)    in the event that Intermet fails to consummate (other than by reason of the material breach of the obligations of either of the Initial
                                        Committed Purchasers hereunder) the transactions contemplated by this term sheet because the Commitment Letter has been terminated by the Initial
                                        Committed Purchasers based on the occurrence of any Termination Event (v)
                                        through (viii) or Termination Event (xiii) due to the fact that any of the
                                        Initial Committed Purchasers Conditions Precedents (i), (ii) or (iv) have not been satisfied, in which event Intermet shall pay the Initial Committed
                                        Purchasers $1,000,000 in full satisfaction of the balance of the Commitment
                                        Amount within three business days of any such termination;

                                              (v)     in the event that Intermet fails to consummate (other than by reason of the material breach of the obligations of either of the Initial
                                        Committed Purchasers hereunder) the transactions contemplated by this term sheet because the Commitment Letter has been terminated by the Initial
                                        Committed Purchasers based on the occurrence of any Termination Event (ix)
                                        through (xii) or Termination Event (xiv), or Termination Event (xiii) due to the fact that any of the Initial Committed Purchasers Conditions Precedents
                                        (v), (vii) through (ix), (xii) or (xiii) have not been satisfied (except, in the case of Initial Committed Purchasers Condition Precedent (v), insofar as the failure to satisfy the same is caused by the failure to obtain Approvals due to the operations, business or identity of the Initial Committed
                                        Purchasers), in which event the balance of the Commitment Amount, $2 million, shall be paid within three business days of any such termination;

                                              (vi)    [Intentionally Deleted]; or

                                              (vii)   in the event that Intermet fails to consummate (other than by reason of the material breach of the obligations of either of the Initial
                                        Committed Purchasers hereunder) the transactions contemplated by this term sheet because the Commitment Letter has been terminated by (A) Intermet as a result of the failure to meet Intermet Condition Precedent (i) or (ii), (B)
                                        Intermet as a result of the delivery of a Sell-Down Termination Notice, or
                                        (B) the Initial Committed Purchasers based on the occurrence of any
                                        Termination Event (i) through (iv); or (C)  in the event the Commitment
                                        Letter is terminated by either party because of the failure to receive
                                        Approvals is due to the operations, business or identity of the Initial
                                        Committed Purchasers, Intermet shall not have to pay the Initial Committed
                                        Purchasers the balance of the Commitment Amount.

                                        Interment shall pay the Initial Committed Purchasers $2.0 million (the
                                        "Alternate Transaction Amount"), which Alternate Transaction Amount is in addition to the balance of the Commitment Amount

                                        otherwise payable hereunder, in the event that (i) Intermet consummates a financial restructuring other than the Restructuring described herein prior to or within 12 months after termination of the Commitment Letter, (ii) there has not been a material breach of the obligations of the Initial Committed
                                        Purchasers hereunder and (iii) the financial restructuring that is consummated
                                        (a) pays the Senior Credit Facility Loans in full in cash and (b) delivers a dollar recovery to all Unsecured Holders in excess of the implied dollar recovery to Unsecured Holders according to the Rights Offering price. So long as the conditions described in clauses (i) through (iii) of this paragraph shall have been satisfied, Intermet shall pay the Initial Committed Purchasers the Alternative Transaction Amount on the day on which any such financial restructuring is consummated.

                                        The obligation to pay the Commitment Amount (including the foregoing obligation to pay the additional $2.0 million upon the occurrence of the events specified herein) and the Reimbursable Expenses shall be binding on
                                        Reorganized Intermet whether or not any plan of reorganization for Intermet is consummated.

                                        The Initial Committed Purchasers shall have no duties or obligations under the Commitment Letter, Private Placement Purchase Agreement or Cash-Out
                                        Purchase Agreement, other than those expressly set forth herein or therein.

                                        Notwithstanding anything contained herein or in the Commitment Letter to the contrary, the payment of any amounts due pursuant to the Commitment Letter or this Term Sheet, including but not limited to the payment of any portion of the Commitment Fee due shall be subject to the approval of the Commitment
                                        Letter by the Bankruptcy Court, and such payment not causing a default under the DIP Credit Facility; provided, however, if any such payment would cause a default pursuant to the DIP Credit Facility, the Initial Committed
                                        Purchasers shall have a super-priority administrative expense claim for such unpaid amount subordinate only to the claims of the DIP Lenders.

ALTERNATE APPLICATION OF THE            So long as the Commitment Letter has not been previously terminated, on the
COMMITMENT AMOUNT:                      Effective Date, the Initial Committed Purchasers:(i) may purchase up to
                                        300,000 additional shares of New Common Stock, at a purchase price of $10.00 per share, by delivering to Reorganized Intermet, by wire transfer of immediately available funds, cash in an amount up to the Commitment Amount that the Initial Committed Purchasers shall have previously received; and
                                        (ii) may apply all or any portion of the Commitment Amount otherwise payable to the Initial Committed Purchasers toward the purchase of up to 300,000 additional shares of New Common Stock at a purchase price of $10.00 per share.  Any shares of New Common Stock purchased by an Initial Committed
                                        Purchaser (collectively, the "Alternate Subscription Shares") pursuant to this paragraph shall be issued to such Initial Committed Purchaser on the
                                        Effective Date, and the portion of the

                                        Commitment Amount otherwise payable to such Initial Committed Purchaser shall be correspondingly reduced.

PLAN SUPPORT:                           Until the termination of the Commitment Letter in accordance with its terms, the Initial Committed Purchasers agree to support confirmation of the Plan and agree not to support any other plan of reorganization with regard to the
                                        Company.

                                    EXHIBIT A


                              INTERMET CORPORATION







If the latest calendar month                              Then the year-to-date
ending at least 25 days prior to                          2005 consolidated EBITDA,
the Effective Date is the month                           excluding administrative
of:                                                       fees and expenses
                                                          associated with the
                                                          Restructuring, for such
                                                          calendar  month shall be
                                                          no less than:

June 2005                                                 $15,230,000
July 2005                                                 $14,163,000
August 2005                                               $17,149,000
September 2005                                            $22,476,000
October 2005                                              $26,799,000
November 2005                                             $29,725,000
December 2005                                             $27,459,000

                                    ANNEX "B"

                       Summary of the Terms and Conditions
                      of the Registration Rights Agreement


         The Registration Rights Agreement shall provide, among other things, that:

         (i) within sixty days after the date on which Reorganized Intermet shall receive a written request, signed by either of the Initial Committed Purchasers, pursuant to which such Initial Committed Purchaser shall request that Reorganized Intermet register the resale of the shares of New Common Stock held by such Initial Committed Purchaser under the Securities Act of 1933, as amended (the "Securities Act"), Reorganized Intermet shall prepare and file, and shall use its reasonable best efforts to have declared effective within sixty days thereafter, a registration statement under the Securities Act for the offering on a continuous basis pursuant to Rule 415 of the Securities Act, of the shares of New Common Stock held by such Initial Committed Purchaser (the "Shelf Registration"); and

         (ii) Reorganized Intermet shall keep the Shelf Registration effective for a period ending on the earlier of (a) the date that is the two-year anniversary of the date upon which such registration statement is declared effective by the Securities and Exchange Commission (the "SEC"), (b) the date such Registrable Securities have been disposed of pursuant to an effective registration statement, (c) the date such Registrable Securities have been disposed of (1) pursuant to and in accordance with SEC Rule 144 (or any similar provision then in force) under the Securities Act or (2) pursuant to another exemption from the registration requirements of the Securities Act pursuant to which the Registrable Securities are thereafter freely tradeable without restriction under the Securities Act, (d) the date such Registrable Securities may be disposed of pursuant to SEC Rule 144 (or any similar provision then in force) within the volume limitations thereunder within a 90 day period or pursuant to SEC Rule 144(k) (or any similar provision then in force) under the Securities Act or (e) such Registrable Securities cease to be outstanding.

         The Registration Rights Agreement shall include such other provisions, including provisions relating to indemnification and contribution and the payment by Reorganized Intermet of the fees and expenses incurred by the Initial Committed Purchasers, customarily included in registration rights agreements entered into in connection with similar financings.

         The Registration Rights Agreement shall also provide that any person holding more than 10% of the outstanding New Common Stock on the Effective Date shall be entitled to piggy-back registration rights.

                                    ANNEX "C"

                          Key Employee Rights Offering



Name of                                                  Number of Shares
Key Employee                                             of New Common Stock
------------                                             -------------------
Those persons who upon consummation of the Plan,            181,249*
shall be entitled to receive stay bonuses under
the Intermet Amended and Restated Employee
Retention Plan, dated effective September 20, 2004
and restated December 8, 2004 and are classified
as Tier I Participants or Tier II Participants

*To the extent that the KERP Shares exercised by TIER I participants plus the KERP Shares exercised by the TIER II participants is less than 181,249, such TIER I participants and such TIER II participants may purchase the KERP Shares that have not otherwise been exercised on a pro rata basis based upon the KERP payment which would otherwise be due to such participant. In no event will more than 181,249 shares be issued.